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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

1)     Centurion International, Ltd.
       #1 Printers End, Gatehouse Way
       Aylesbury, Bucks HP193 DB U.K.

2)     Centurion Wireless Components (Malaysia) Sdn Bhd
       No.8 Lorong Jelawat 4
       Bandar Seberang Jaya
       13700 Prai
       Penang, Malaysia

3)     Centurion Electronics (Shanghai), Ltd.
       No. 150 Cai Lun Road
       Zhangjiang Industrial Park
       Pudong New Arca
       Shanghai PRC 201203

4)     Centurion International, Mexico, S.A. de C.V.
       Paseo Reforma, S/N, Edifio B-1-A
       Parque Industrial La Mesa, Fracc. Rubio
       Tijuana, Baja California (B.C.) Mexico 22650